Exhibit 23.3

January 31, 2017

Re: Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Frankly Inc. and Subsidiaries of our report dated November 10, 2016, relating to the consolidated financial statements as of December 31, 2015 and for the year then ended, and to the reference to our Firm under the caption “Experts”.

/s/ Collins Barrow Torronto, LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Ontario